UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2010 (January 22, 2010)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Parkway North Blvd.
Suite 100
Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 22, 2010, United Stationers Inc.’s (“USI”) wholly-owned subsidiaries United Stationers Supply Co. (“USSC”), United Stationers Financial Services LLC (“USFS”) and United Stationers Receivables, LLC (“USR”), and Bank of America, National Association (“Bank of America”) and Enterprise Funding Company LLC (“Enterprise” and, together with Bank of America, the “Investors”) amended the Transfer and Administration Agreement, dated as of March 3, 2009, among USSC, USFS, USR and the Investors (the “Transfer Agreement”).  The amendment amended USI’s receivables securitization program.  The amendment, among other things, extended the commitment termination date of USI’s receivables securitization program from January 22, 2010 to January 21, 2011.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Third Amendment to the Transfer and Administration Agreement, which will be filed as an exhibit to USI’s annual report on Form 10-K for the year ending December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)
Dated: January 27, 2010

/s/ Victoria J. Reich
Victoria J. Reich
Senior Vice President and Chief Financial Officer